EXHIBIT 7


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For Ministry Use Only                             Ontario Corporation Number
                                                            1333387

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Ministry of Consumer and
Commercial Relations

CERTIFICATE
This is to certify that these
articles are effective on

DECEMBER 31, 1999

                                    Director
                            Business Corporation Act

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                              ARTICLES OF AMENDMENT
                              STATUTS MODIFICATION

1.       The name of the corporation is:

B I O V A I L C O R P O R A T I O N I N T E R N A T I O N A L

2. The name of the Corporation is changed to (if applicable):




3.       Date of incorporation/amalgamation:

                                1999, January, 01

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                               (Year, Month, Day)

4. The articles of the corporation are amended as follows:

To reorganize the share capital of the Corporation:


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                                      -2-


     (a) To subdivide each of the issued and outstanding common shares of the Corporation into two common shares of the Corporation on the basis of two common shares for each common share held;

     (b) To remove the maximum number of common shares that the Corporation is authorized to issue by increasing the authorized number of common shares from 120,000,000 common shares to an unlimited number of common shares; and

     (c) To provide that the classes and any maximum number of shares that the Corporation is authorized to issue shall be as follows:

          an unlimited number of Class A Special shares an unlimited number of common shares

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business
         Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors applicable) of the corporation on
                               1999, December, 30

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                               (Year, Month, Day)

These articles are signed in duplicate.
double exemplaire.



                            BIOVAIL CORPORATION
                            INTERNATIONAL
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                                  (Name of Corporation)

                            By:  /s/ Kenneth Howling
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                                (Signature) (Description of Office)
                                  Kenneth Howling -- Chief Financial Officer